Exhibit 99.1

News Release Batu Hijau

NEWMONT ADDRESSING GEOTECHNICAL INSTABILITY AT ITS BATU HIJAU OPERATION IN INDONESIA

DENVER, March 23, 2006 – Newmont Mining Corporation (NYSE: NEM) reported that it is revising its mine operating plan at its Batu Hijau operation in Indonesia to address recurring geotechnical instability of the operation’s east pit wall. Preliminary estimates are that approximately 45 million equity pounds of copper and 60,000 equity ounces of gold production from Batu Hijau will be deferred into subsequent years.

Investor Contacts:
Randy Engel	(303) 837-6033	randy.engel@newmont.com
John Gaensbauer	(303) 837-5153	john.gaensbauer@newmont.com

Media Contacts:
Deb Witmer	(303) 837-5308	deb.witmer@newmont.com
Maureen Upton	(303) 837-5281	maureen.upton@newmont.com

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of impacts of geotechnical instability on future gold and copper production and sales; and (ii) estimates of future gold production and sales. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2004 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

NEWMONT – BATU HIJAU RELEASE (March 23, 2006)	Page 1 of 1